5321 Corporate Boulevard
Baton Rouge, LA 70808

Lamar Advertising Company Announces
Second Quarter Ended June 30, 2024 Operating Results

Three Month Results
•Net revenue was $565.3 million
•Net income was $137.6 million
•Adjusted EBITDA was $271.6 million

Six Month Results
•Net revenue was $1.06 billion
•Net income was $216.1 million
•Adjusted EBITDA was $483.5 million

Baton Rouge, LA – August 8, 2024 - Lamar Advertising Company (the “Company” or “Lamar”) (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the second quarter ended June 30, 2024.

"We delivered solid revenue growth in the second quarter, buoyed by continued strong demand from local and regional advertisers,” Lamar chief executive Sean Reilly said. "The revenue gain, combined with continued discipline on expenses, allowed us to produce adjusted EBITDA growth of nearly 7% and diluted AFFO per share growth of 9.5%. Also, we continue to pace at the top end of our previously provided guidance of $7.75 to $7.90 for full year diluted AFFO per share.”
Second Quarter Highlights

•Net revenue increased 4.5%
•Adjusted EBITDA increased 6.9%
•Diluted AFFO per share increased 9.5%

Second Quarter Results
Lamar reported net revenues of $565.3 million for the second quarter of 2024 versus $541.1 million for the second quarter of 2023, a 4.5% increase. Operating income for the second quarter of 2024 increased $7.4 million to $184.2 million as compared to $176.8 million for the same period in 2023. Lamar recognized net income of $137.6 million for the second quarter of 2024 as compared to net income of $130.9 million for the same period in 2023, an increase of $6.7 million. Net income per diluted share was $1.34 and $1.28 for the three months ended June 30, 2024 and 2023, respectively.

Adjusted EBITDA for the second quarter of 2024 was $271.6 million versus $253.9 million for the second quarter of 2023, an increase of 6.9%.

Cash flow provided by operating activities was $256.3 million for the three months ended June 30, 2024 versus $198.2 million for the second quarter of 2023, an increase of $58.2 million. Free cash flow for the second quarter of 2024 was $203.5 million as compared to $159.2 million for the same period in 2023, a 27.8% increase.

For the second quarter of 2024, funds from operations, or FFO, was $209.3 million versus $200.6 million for the same period in 2023, an increase of 4.3%. Adjusted funds from operations, or AFFO, for the second quarter of 2024 was $213.5 million compared to $194.4 million for the same period in 2023, an increase of 9.8%. Diluted AFFO per share increased 9.5% to $2.08 for the three months ended June 30, 2024 as compared to $1.90 for the same period in 2023.

Acquisition-Adjusted Three Months Results
Acquisition-adjusted net revenue for the second quarter of 2024 increased 3.9% over acquisition-adjusted net revenue for the second quarter of 2023. Acquisition-adjusted EBITDA for the second quarter of 2024 increased 6.3% as compared to acquisition-adjusted EBITDA for the second quarter of 2023. Acquisition-adjusted net revenue and acquisition-adjusted EBITDA include adjustments to the 2023 period for acquisitions and divestitures for the same time frame as actually owned in the 2024 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for acquisition-adjusted measures.

Six Month Results
Lamar reported net revenues of $1.06 billion for the six months ended June 30, 2024 versus $1.01 billion for the six months ended June 30, 2023, a 5.0% increase. Operating income for the six months ended June 30, 2024 increased $13.2 million to $308.8 million as compared to $295.6 million for the same period in 2023. Lamar recognized net income of $216.1 million for the six months ended June 30, 2024 as compared to net income of $207.1 million for the same period in 2023, an increase of $9.0 million. Net income per diluted share was $2.10 and $2.02 for the six months ended June 30, 2024 and 2023, respectively.

Adjusted EBITDA for the six months ended June 30, 2024 was $483.5 million versus $451.9 million for the same period in 2023, an increase of 7.0%.

Cash flow provided by operating activities was $366.9 million for the six months ended June 30, 2024, an increase of $60.0 million as compared to the same period in 2023. Free cash flow for the six months ended June 30, 2024 was $342.2 million as compared to $272.5 million for the same period in 2023, a 25.6% increase.

For the six months ended June 30, 2024, funds from operations, or FFO, was $357.8 million versus $344.1 million for the same period in 2023, an increase of 4.0%. Adjusted funds from operations, or AFFO, for the six months ended June 30, 2024 was $371.8 million compared to $338.5 million for the same period in 2023, an increase of 9.8%. Diluted AFFO per share increased 9.3% to $3.63 for the six months ended June 30, 2024 as compared to $3.32 for the same period in 2023.

Liquidity
As of June 30, 2024, Lamar had $744.3 million in total liquidity that consisted of $666.4 million available for borrowing under its revolving senior credit facility and $77.9 million in cash and cash equivalents. There were $75.0 million in borrowings outstanding under the Company’s revolving credit facility and $250.0 million outstanding under the Accounts Receivable Securitization Program as of the same date.

Recent Developments
On July 31, 2024, Lamar Media paid in full its $350.0 million in Term A loans outstanding under our Senior Credit Facility. The Term A loans were repaid using a combination of borrowings under our revolving credit facility and cash on hand. Currently, the Company has $315.0 million in borrowings outstanding under the revolving credit facility.

On July 24, 2024, Lamar entered into an equity distribution or At-the-Market Offering agreement (the “ATM agreement”). Under the terms of the ATM Agreement, Lamar may, from time to time, issue and sell shares of its Class A common stock having an aggregate offering price of up to $400.0 million through the sales agents party to the ATM Agreement. The ATM Agreement replaces a prior equity distribution agreement with substantially similar terms between the Company and certain sales agents, which expired by its terms.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally, and the effect of the broader economy on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies and assets that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures
The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), free cash flow, funds from operations (“FFO”), adjusted funds from operations (“AFFO”), diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•We define adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), loss (gain) on extinguishment of debt and investments, equity in (earnings) loss of investee, stock-based compensation, depreciation and amortization, loss (gain) on disposition of assets and investments, transaction expenses and investments and capitalized contract fulfillment costs, net.
•Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenues.
•Free cash flow is defined as adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.
•We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before (gain) loss from the sale or disposal of real estate assets and investments, net of tax, and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.
•We define AFFO as FFO before (i) straight-line income and expense; (ii) capitalized contract fulfillment costs, net; (iii) stock-based compensation expense; (iv) non-cash portion of tax expense (benefit); (v) non-real estate related depreciation and amortization; (vi) amortization of deferred financing costs; (vii) loss on extinguishment of debt; (viii) transaction expenses; (ix) non-recurring infrequent or unusual losses (gains); (x) less maintenance capital expenditures; and (xi) an adjustment for unconsolidated affiliates and non-controlling interest.
•Diluted AFFO per share is defined as AFFO divided by weighted average diluted common shares outstanding.
•Outdoor operating income is defined as operating income before corporate expenses, stock-based compensation, capitalized contract fulfillment costs, net, transaction expenses, depreciation and amortization and loss (gain) on disposition of assets.
•Acquisition-adjusted results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired or divested assets before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating acquisition-adjusted results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “acquisition-adjusted results”.
•Acquisition-adjusted consolidated expense adjusts our total operating expense to remove the impact of stock-based compensation, depreciation and amortization, transaction expenses, capitalized contract fulfillment costs, net, and loss (gain) on disposition of assets and investments. The prior period is also adjusted to include the expense generated by the acquired or divested assets before our acquisition or divestiture of such assets for the same time frame that those assets were owned in the current period.
Adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are not intended to replace other performance measures determined in accordance with GAAP. Free cash flow, FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Adjusted EBITDA, free cash flow, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) adjusted EBITDA, FFO, AFFO, diluted AFFO per share and acquisition-adjusted consolidated expense each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) acquisition-adjusted results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestitures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) free cash flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) outdoor operating income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense to the most directly comparable GAAP measures have been included herein.

Conference Call Information
A conference call will be held to discuss the Company’s operating results on Thursday, August 8, 2024 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-800-420-1271 or 1-785-424-1634
Passcode:	63104

Live Webcast:	www.lamar.com/About/Investors/Presentations

Webcast Replay:	www.lamar.com/About/Investors/Presentations
Available through Thursday, August 15, 2024 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information
Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with over 360,000 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 4,800 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net revenues	$565,251	$541,137	$1,063,401	$1,012,469
Operating expenses (income)
Direct advertising expenses	183,455	172,543	359,284	340,301
General and administrative expenses	84,334	88,309	167,429	169,191
Corporate expenses	25,908	26,366	53,212	51,106
Stock-based compensation	11,150	4,406	25,616	12,446
Capitalized contract fulfillment costs, net	(190)	(760)	(374)	(86)
Depreciation and amortization	77,191	75,158	152,419	148,283
Gain on disposition of assets	(824)	(1,676)	(3,012)	(4,364)
Total operating expense	381,024	364,346	754,574	716,877
Operating income	184,227	176,791	308,827	295,592
Other expense (income)
Interest income	(572)	(477)	(1,039)	(938)
Interest expense	44,337	43,649	88,824	85,093
Equity in (earnings) loss of investee	(4)	(449)	555	(627)
	43,761	42,723	88,340	83,528
Income before income tax expense	140,466	134,068	220,487	212,064
Income tax expense	2,872	3,180	4,394	4,978
Net income	137,594	130,888	216,093	207,086
Net income attributable to non-controlling interest	228	268	503	425
Net income attributable to controlling interest	137,366	130,620	215,590	206,661
Preferred stock dividends	91	91	182	182
Net income applicable to common stock	$137,275	$130,529	$215,408	$206,479
Earnings per share:
Basic earnings per share	$1.34	$1.28	$2.11	$2.03
Diluted earnings per share	$1.34	$1.28	$2.10	$2.02
Weighted average common shares outstanding:
Basic	102,248,621	101,917,200	102,181,890	101,855,104
Diluted	102,594,217	102,104,429	102,522,569	102,047,875
OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$271,554	$253,919	$483,476	$451,871
Interest, net	(42,125)	(41,520)	(84,514)	(80,861)
Current tax expense	(3,182)	(2,373)	(4,458)	(5,323)
Preferred stock dividends	(91)	(91)	(182)	(182)
Total capital expenditures	(22,648)	(50,722)	(52,130)	(93,007)
Free cash flow	$203,508	$159,213	$342,192	$272,498

SUPPLEMENTAL SCHEDULES
SELECTED BALANCE SHEET AND CASH FLOW DATA
(IN THOUSANDS)

	June 30, 2024	December 31, 2023
	(Unaudited)
Selected Balance Sheet Data:
Cash and cash equivalents	$77,932	$44,605
Working capital deficit	$(623,810)	$(340,711)
Total assets	$6,582,421	$6,563,622
Total debt, net of deferred financing costs (including current maturities)	$3,349,177	$3,341,127
Total stockholders’ equity	$1,198,409	$1,216,788

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Unaudited)
Selected Cash Flow Data:
Cash flows provided by operating activities	$256,342	$198,162	$366,904	$306,874
Cash flows used in investing activities	$31,645	$77,345	$76,661	$130,009
Cash flows used in financing activities	$183,118	$106,626	$256,744	$181,781

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow:
Cash flows provided by operating activities	$256,342	$198,162	$366,904	$306,874
Changes in operating assets and liabilities	(28,574)	16,785	29,617	64,457
Total capital expenditures	(22,648)	(50,722)	(52,130)	(93,007)
Preferred stock dividends	(91)	(91)	(182)	(182)
Capitalized contract fulfillment costs, net	(190)	(760)	(374)	(86)
Other	(1,331)	(4,161)	(1,643)	(5,558)
Free cash flow	$203,508	$159,213	$342,192	$272,498

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$137,594	$130,888	$216,093	$207,086
Interest income	(572)	(477)	(1,039)	(938)
Interest expense	44,337	43,649	88,824	85,093
Equity in loss (earnings) of investee	(4)	(449)	555	(627)
Income tax expense	2,872	3,180	4,394	4,978
Operating income	184,227	176,791	308,827	295,592
Stock-based compensation	11,150	4,406	25,616	12,446
Capitalized contract fulfillment costs, net	(190)	(760)	(374)	(86)
Depreciation and amortization	77,191	75,158	152,419	148,283
Gain on disposition of assets	(824)	(1,676)	(3,012)	(4,364)
Adjusted EBITDA	$271,554	$253,919	$483,476	$451,871

Capital expenditure detail by category:
Billboards - traditional	$3,865	$15,423	$11,013	$28,961
Billboards - digital	11,195	24,109	24,608	41,541
Logo	1,800	3,991	3,136	7,131
Transit	1,034	670	1,385	1,389
Land and buildings	2,364	3,517	4,680	7,691
Operating equipment	2,390	3,012	7,308	6,294
Total capital expenditures	$22,648	$50,722	$52,130	$93,007

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results(a):
Net revenue	$565,251	$541,137	4.5%	$1,063,401	$1,012,469	5.0%
Acquisitions and divestitures	—	2,723		—	4,417
Acquisition-adjusted net revenue	565,251	543,860	3.9%	1,063,401	1,016,886	4.6%
Reported direct advertising and G&A expenses	267,789	260,852	2.7%	526,713	509,492	3.4%
Acquisitions and divestitures	—	1,056		—	1,648
Acquisition-adjusted direct advertising and G&A expenses	267,789	261,908	2.2%	526,713	511,140	3.0%
Outdoor operating income	297,462	280,285	6.1%	536,688	502,977	6.7%
Acquisition and divestitures	—	1,667		—	2,769
Acquisition-adjusted outdoor operating income	297,462	281,952	5.5%	536,688	505,746	6.1%
Reported corporate expense	25,908	26,366	(1.7)%	53,212	51,106	4.1%
Acquisitions and divestitures	—	66		—	132
Acquisition-adjusted corporate expenses	25,908	26,432	(2.0)%	53,212	51,238	3.9%
Adjusted EBITDA	271,554	253,919	6.9%	483,476	451,871	7.0%
Acquisitions and divestitures	—	1,601		—	2,637
Acquisition-adjusted EBITDA	$271,554	$255,520	6.3%	$483,476	$454,508	6.4%

(a)    Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2023 for acquisitions and divestitures for the same time frame as actually owned in 2024.

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Reconciliation of Net Income to Outdoor Operating Income:
Net income	$137,594	$130,888	5.1%	$216,093	$207,086	4.3%
Interest expense, net	43,765	43,172		87,785	84,155
Equity in loss (earnings) of investee	(4)	(449)		555	(627)
Income tax expense	2,872	3,180		4,394	4,978
Operating income	184,227	176,791	4.2%	308,827	295,592	4.5%
Corporate expenses	25,908	26,366		53,212	51,106
Stock-based compensation	11,150	4,406		25,616	12,446
Capitalized contract fulfillment costs, net	(190)	(760)		(374)	(86)
Depreciation and amortization	77,191	75,158		152,419	148,283
Gain on disposition of assets	(824)	(1,676)		(3,012)	(4,364)
Outdoor operating income	$297,462	$280,285	6.1%	$536,688	$502,977	6.7%

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Reconciliation of Total Operating Expense to Acquisition-Adjusted Consolidated Expense:
Total operating expense	$381,024	$364,346	4.6%	$754,574	$716,877	5.3%
Gain on disposition of assets	824	1,676		3,012	4,364
Depreciation and amortization	(77,191)	(75,158)		(152,419)	(148,283)
Capitalized contract fulfillment costs, net	190	760		374	86
Stock-based compensation	(11,150)	(4,406)		(25,616)	(12,446)
Acquisitions and divestitures	—	1,122		—	1,780
Acquisition-adjusted consolidated expense	$293,697	$288,340	1.9%	$579,925	$562,378	3.1%

SUPPLEMENTAL SCHEDULES
UNAUDITED REIT MEASURES
AND RECONCILIATIONS TO GAAP MEASURES
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Adjusted Funds from Operations:
Net income	$137,594	$130,888	$216,093	$207,086
Depreciation and amortization related to real estate	72,393	72,056	144,122	142,406
Gain from sale or disposal of real estate, net of tax	(726)	(1,587)	(2,820)	(4,307)
Adjustments for unconsolidated affiliates and non-controlling interest	12	(717)	384	(1,052)
Funds from operations	$209,273	$200,640	$357,779	$344,133
Straight-line expense	794	1,383	2,067	2,340
Capitalized contract fulfillment costs, net	(190)	(760)	(374)	(86)
Stock-based compensation expense	11,150	4,406	25,616	12,446
Non-cash portion of tax provision	(310)	807	(64)	(345)
Non-real estate related depreciation and amortization	4,799	3,102	8,297	5,877
Amortization of deferred financing costs	1,640	1,652	3,271	3,294
Capitalized expenditures-maintenance	(13,627)	(17,548)	(24,454)	(30,240)
Adjustments for unconsolidated affiliates and non-controlling interest	(12)	717	(384)	1,052
Adjusted funds from operations	$213,517	$194,399	$371,754	$338,471
Divided by weighted average diluted common shares outstanding	102,594,217	102,104,429	102,522,569	102,047,875
Diluted AFFO per share	$2.08	$1.90	$3.63	$3.32